Exhibit 10.5

RENEWAL AND CONSOLIDATING PROMISSORY NOTE

$320,383.50	August 1, 2023

FOR VALUE RECEIVED, the undersigned FREECAST, INC., a Florida corporation (“Borrower”) hereby promises to pay to the order of CARL PETERSON (“Lender”) at such place as Lender may designate from time to time in writing to Borrower, in immediately available funds of official currency of the United States, the principal sum of Three Hundred Twenty Thousand Three Hundred Eighty Three and 50/100 Dollars ($320,383.50), or so much as may be outstanding hereunder from time to time, together with interest thereon as provided herein.

This Renewal and Consolidating Promissory Note (this “Note”) renews and consolidates three current promissory notes between Borrower and Lender: (i) a promissory note dated March 28, 2022 in the principal amount of $100,000 (the “March Note”); (ii) a promissory note dated June 21, 2022 in the principal amount of $100,000 (the “June Note”); and (iii) a promissory note dated August 23, 2022 in the principal amount of $100,000 (the “August Note,” and together with the March Note and the June Note, the “Current Notes”). By renewing and consolidating the Current Notes, this Note supersedes in their entirety, and is substituted for and in lieu of, the Current Notes, and the Current Notes shall henceforth be deemed cancelled in the books and records of Borrower and Lender. By acceptance of this Note, Lender agrees that it will promptly deliver and surrender this Note to Borrower upon full payment thereof.

1. Principal Balance. The principal amount of this Note reflects and consolidates: (a) the principal amount of the March Note; (b) accrued and unpaid interest through July 31, 2023 in the amount of $8,071.21 on the March Note; (c) the principal amount of the June Note; (d) accrued and unpaid interest through July 31, 2023 in the amount of $6,673.95 on the June Note; (e) the principal amount of the August Note; and (f) accrued and unpaid interest through July 31, 2023 in the amount of $5,638.34 on the August Note.

2. Interest Rate. Interest shall accrue at the rate of six percent per annum, and be payable on the unpaid principal balance of this Note, as the same may exist from time to time, from and including the date set forth above until and excluding the Maturity Date (as defined below) or any earlier date of payment of principal, in whole or in part and, if in part, as to the portion paid. Interest on the principal balance outstanding will be calculated on the basis of the actual number of days elapsed over an assumed year consisting of 365 days, to the date of receipt by Lender of any interest and/or principal.

3. Payment Terms. Any outstanding principal balance and accrued unpaid interest shall be paid to Lender in full no later than July 31, 2024 (the “Maturity Date”).

4. Prepayment. Notwithstanding anything contained herein to the contrary, this Note is subject to prepayment in whole or in part at any time at the sole and absolute option of Borrower.

5. Events of Default. Any of the following shall constitute an “Event of Default” under this Note, and shall give rise to the remedies provided in Section 8 herein.

(a) Borrower defaults in the payment of principal of or interest on this Note when due.

FLORIDA DOCUMENTARY STAMP TAX REQUIRED BY LAW IN THE AMOUNT OF $1,050 WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THE CURRENT NOTES HAS BEEN PAID. THE CURRENT NOTES AND EVIDENCE OF PAYMENT OF SUCH TAXES ARE ATTACHED HERETO. ADDITIONAL DOCUMENTARY STAMP TAX IN THE AMOUNT OF $71.34 IS DUE IN CONNECTION WITH THIS NOTE.

(b) Borrower shall be subject to a Bankruptcy Event. For purposes hereof, “Bankruptcy Event” means any of the following events: (i) Borrower commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Significant Subsidiary thereof; (ii) there is commenced against Borrower any such case or proceeding that is not dismissed within 60 days after commencement; (iii) Borrower is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (v) Borrower makes a general assignment for the benefit of creditors; (vi) Borrower calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) Borrower, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

6. Remedies on Event of Default. If any Event of Default will occur, Lender shall, in addition to any and all other available rights and remedies, have the right, at Lender’s option, to: (a) declare the entire unpaid outstanding principal balance of this Note, together with all interest accrued thereon, and all other sums due by Borrower hereunder, to be immediately due and payable without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by Borrower, provided that upon the occurrence of an Event of Default described in Section 5(b), the entire unpaid outstanding principal balance of this Note, together with all interest accrued thereon, and all other sums due by Borrower hereunder, shall be immediately due and payable without any declaration or other act by Lender; and (b) pursue any and all available remedies for the collection of such principal and interest and all other sums due by Borrower hereunder and to enforce its rights as described herein; and in such case Lender may also recover all costs of suit and other expenses in connection therewith, including reasonable attorney’s fees for collection and the right to equitable relief to enforce Lender’s rights as set forth herein without the requirement to post any bond or other financial surety. The remedies provided in this Note may be exercised by Lender without notice to Borrower (to the extent permitted by law and except as notice is herein expressly required), and will be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender for the recovery of damages or otherwise in the event of a breach of any of the undertakings of Borrower hereunder. No failure by Lender to exercise and no delay in exercising any right, power or privilege under this Note will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other, further or additional exercise thereof.

7. Governing Law; Venue; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of Florida applied to contracts to be performed wholly within the State of Florida, without regard to conflicts of laws principles. Any judicial proceeding brought against Borrower with respect to this Note or any related agreement may be brought in any court located in the State of Florida, United States of America, and, by execution and delivery of this Note, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth below and service so made shall be deemed completed five days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Note or any related agreement, shall be brought only in a federal or state court located in the State of Florida.

MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR NOTE EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8. Amendment. Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9. Binding Effect. The rights and obligations of Borrower under this Note will be binding upon its successors, assigns, heirs, administrators and transferees.

10. Successors and Assigns. Neither Borrower or Lender may assign or transfer this Note or any of their respective rights or obligations hereunder without the prior written consent of the other party. This Note shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

EXECUTED as of the date first set forth above.

FREECAST, INC.

BY:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr., CEO

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